Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm


Board of Directors
eOn Communications Corporation


We have issued our report dated August 26, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Eon Communications Corporation on Form 10-K for the year ended July 31, 2004. We hereby consent to the incorporation by reference of said report in the Company's Registration Statement on Form S-8, file number 333-36460.

/s/ Grant Thornton LLP

Atlanta, Georgia
October 27, 2004